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                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


                                                 April 30, 1997


United Auto Group, Inc.
375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

         We have acted as counsel to United Auto Group, Inc., a Delaware corporation (the "Registrant"), with respect to the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Registrant with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Registrant of an aggregate of 1,742,838 shares (the "Shares") of Voting Common Stock, par value $0.0001 per share, issuable (i) upon exercise of options granted or to be granted under the United Auto Group, Inc. Stock Option Plan, (ii) under the United Auto Group, Inc. Non-employee Director Stock Compensation Plan and (iii) upon exercise of the option pursuant to the Stock Option Agreement, dated as of April 3, 1996, between the Registrant and Carl Spielvogel (collectively, the "Plans").

         As counsel for the Registrant, we have examined, among other things, such federal and state laws and originals and copies (certified or otherwise identified to our satisfaction) of the Plans and such other documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

         Based on the foregoing, we hereby inform you that in our opinion the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as part of the Registration Statement.

         We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                                            Very truly yours,

                                            /s/ Willkie Farr & Gallagher

                                            Willkie Farr & Gallagher